Second Quarter 2021 Earnings Conference Call Kelly King – Chairman & CEO Bill Rogers – President & COO Daryl Bible – CFO July 15, 2021

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) future levels of taxable-equivalent revenue, net interest income, net interest margin, noninterest expense and net charge-offs, (ii) the timing for completion of Truist’s merger integration and conversion activities, (iii) projected total amounts of merger-related and restructuring charges and incremental operating expenses related to the merger, (iv) anticipated client attrition from branch closures, (v) the amount of expense savings to be realized from the merger and the timing of such realization, including through reductions in third party spend and non-branch facilities, branch closures, decreases in personnel and technology integrations, (vi) Truist’s expectations for its CET1 ratio, (vii) anticipated capital deployment over the near term, including through share repurchases or acquisitions, and (viii) projections of future dividends. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Truist's subsequent filings with the Securities and Exchange Commission: • risks and uncertainties relating to the Merger of heritage BB&T and heritage SunTrust, including the ability to successfully integrate the companies or to realize the anticipated benefits of the Merger; • expenses relating to the Merger and integration of heritage BB&T and heritage SunTrust; • deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated; • the COVID-19 pandemic disrupted the global economy and adversely impacted Truist’s financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin, and increases in the allowance for credit losses; although conditions have improved in the U.S., a worsening of the pandemic, whether due to new variants of the coronavirus or others factors, could reintroduce or prolong these negative impacts and also adversely affect Truist’s capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets; • Truist is subject to credit risk by lending or committing to lend money, and may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral; • changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark and potentially negative interest rates, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity; • inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets; • risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; • risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; • failure to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions; • increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; • failure to maintain or enhance Truist’s competitive position with respect to new products, services and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; • negative public opinion, which could damage Truist’s reputation; • increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance; • regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; • evolving legislative, accounting and regulatory standards, including with respect to capital and liquidity requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations; • the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on profitability; • accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time; • general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, and instability in global geopolitical matters or volatility in financial markets could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; • risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; • risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform, without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; • Truist’s success depends on hiring and retaining key personnel, and if these individuals leave or change roles without effective replacements, Truist’s operations and integration activities could be adversely impacted, which could be exacerbated as Truist continues to integrate the management teams of heritage BB&T and heritage SunTrust; • fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; • security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyber attacks, and identity theft, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess the quality of capital and returns relative to balance sheet risk. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna, National Penn and Colonial Bank are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders’ equity, and adjusted return on average tangible common shareholders’ equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger- related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Allowance for Loan and Lease Losses and Unamortized Fair Value Mark as a Percentage of Gross Loans and Leases - Allowance for loan and lease losses and unamortized fair value mark as a percentage of gross loans and leases is a non- GAAP measurement of credit reserves that is calculated by adjusting the ALLL and loans and leases held for investment by the unamortized fair value mark. Truist's management uses these measures to assess loss absorption capacity. Selected items affecting results are included on slide 8.

4

5 Living our purpose Inspire and build better lives and communities Investments in our communities ▪ Contributed a combined $200 million to the Truist Foundation and the Truist Charitable Fund to support the important work of organizations across our diverse markets and communities ▪ Invested $22 million in Atlanta’s Mercy Care—a federally qualified health care for the homeless program ▪ Expanded our partnership with Operation HOPE with a $20 million investment to help provide more education, insights, and tools to help more people build better lives ▪ $2.5 million grant to the National Institute for Student Success to improve financial education and graduation rates for underserved students Our purpose in action ▪ Released inaugural Supplier Diversity Impact Report, which outlined a $1 billion total economic impact through supplier diversity relationships in 2020 ▪ 114% of prorated goal for the three year 2020-2022 Community Benefit Plan commitment1 ▪ Originated approximately $17 billion of PPP loans through 2Q21 to support our business clients and their employees ESG ▪ $2.4 billion of clean energy and sustainability related financing in 2020 with momentum continuing in first half of 2021 ▪ Look for the next Truist CSR and ESG Report in the coming weeks 51 As of May 2021

2Q21 Results

2Q21 performance highlights

Summary Income Statement ($ MM)	GAAP / Unadjusted	Adjusted[2]
Total taxable-equivalent revenue[1]	$5,678	$5,678
Net income available to common shareholders	1,559	2,085

Performance Metrics	GAAP / Unadjusted	Adjusted[2]
Diluted EPS	$1.16	$1.55
ROAA	1.28%	1.69%
ROACE	10.1%	13.5%
ROATCE	18.9%	24.7%
Efficiency ratio	71.0%	56.1%

Asset Quality and Capital	
NPAs / assets	0.23%
NCOs / loans	0.20%
CET1 ratio[3]	10.2%

1 Composed of taxable-equivalent net interest income and noninterest income
2 See non-GAAP reconciliations in the appendix
3 Current quarter regulatory capital information is preliminary

Key Points

Earnings and profitability

- Strong adjusted net income available to common shareholders of $2.1 billion, up 30% vs. 1Q21, driven by strong fee income and a $576 million reserve release
  - On a diluted per share basis, adjusted net income was $1.55 per share, up 31% vs. 1Q21 and up 89% vs. 2Q20
- Record adjusted ROATCE of 24.7%
- Sequentially, strong fee income offset a modest decrease in net interest income, reflecting record revenue in insurance, wealth, card and payment related fees, commercial real estate related income, and very strong investment banking income
- Noninterest expense reflects a $200 million charitable contribution, as well as increased merger-related charges primarily due to costs in connection with a voluntary separation & retirement program
- Sequentially, adjusted revenue growth of 3.7% drives adjusted expense growth of 2.1%, creating 1.6% of operating leverage

Asset quality and capital

- Asset quality remains excellent, reflecting our prudent risk culture, diverse portfolio, and economic improvement
- Strong CCAR results
- Completed $610 million of share repurchases, resulting in a total payout ratio of 78% during 2Q21
- Closed the acquisition of Constellation Affiliated Partners on July 1st

Merger integration

- Completed trust platform conversion (Wealth) in 2Q and began client migration to the new Truist digital experience
- Merger integration on track; core bank conversion expected to be completed in 1Q22; decommissioning process to occur throughout 2022

TRUIST

7

8 Selected items affecting 2Q21 results Item ($ MM, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges ($297) ($228) $0.17 Incremental operating expenses related to the merger ($190) ($146) $0.11 Charitable contribution to Truist Foundation and Truist Charitable Fund (Recorded in other expense) ($200) ($153) $0.11 The above table includes items on slide A-7 of the appendix Diluted EPS impact amounts may be rounded

Digital acceleration

Digital Commerce Growth[1]


169.4K
24%
210.2K
2Q20
2Q21

Mobile App Users[2]


3.8MM
9%
4.1MM
2Q20
2Q21

Mobile Check Deposits (Transactions)


5.2MM
17%
6.1MM
2Q20
2Q21

Zelle Transactions


8.1MM
60%
12.9MM
2Q20
2Q21

New Truist platform will support clients across the continuum, including Retail, Wealth, and Small Business

The new Truist digital experience will deliver enhanced capabilities to help Small Business clients easily and securely manage their finances

- **Single sign-on:** Small Business clients with personal accounts will have one set of credentials and toggle between business and personal experiences
- **Business dashboard:** Delivers a summary snapshot with custom notifications and navigation based on the business's needs
- **Safety and security:** Our fraud mitigation solutions will empower Small Business clients to protect themselves by identifying potentially fraudulent ACH and check transactions and requesting a reversal


9:41
Home
Crazy Cupcakes, LLC
Hello, Micheal
Home Settings
Notifications
Make a Payment
100
Business
Personal
Checking & Savings
Business Checking...1234
$34,099.95
Business Checking...5678
$27,512.87
Cards & Loans
Business Loan...1234

TRUIST

1 Digital commerce defined as products delivered through digital applications
2 Active users reflects clients that have logged in using the mobile app over the prior 90 days; clients using mobile app at both organizations were counted only once
Results reflect combined transactions and accounts from BB&T and SunTrust for the months of April–June 2020/2021

9

Loans & leases

Average Loans & Leases HFI and Loan Yields



$128,164
$193,465
4.21%
$120,856
$173,794
4.11%
$118,032
$170,543
4.03%
2Q20
1Q21
2Q21
Commercial LHFI ($ MM)
Loans HFI yield (%)
Consumer & Card LHFI ($ MM)

Key Points

- Average loans and leases decreased $6.1 billion, or 2.1%, sequentially
- Average commercial loans decreased $3.3 billion, or 1.9%, sequentially
  - Average C&I loans decreased $2.4 billion, or 1.8%, reflecting a $1.3 billion decline in PPP loans and a $1.2 billion decline in dealer floor plan loans
    - Excluding PPP loans and dealer floor plan, average C&I balances were relatively stable
  - Average CRE loans decreased $566 million
- Average consumer loans decreased $2.7 billion, or 2.3%, largely attributable to a $2.2 billion decline in residential mortgages and a $420 million decline in residential home equity and direct loans, driven by continued elevated prepayment activity

Loans & Leases HFI ($ MM)

Average balances	2Q21	Linked Quarter Change	Like Quarter Change
Commercial:			
Commercial and industrial, ex. PPP	$124,962	($1,064)	($19,380)
PPP	8,684	(1,341)	35
CRE	25,645	(566)	(2,159)
Commercial construction	6,359	(198)	(389)
Lease financing	4,893	(82)	(1,029)
Consumer:			
Residential mortgage	43,605	(2,218)	(8,775)
Residential home equity and direct	25,238	(420)	(1,961)
Indirect auto	26,444	81	1,723
Indirect other	10,797	(51)	(485)
Student	7,396	(123)	(237)
Credit card	4,552	(93)	(397)
Total loans & leases held for investment	**$288,575**	**($6,075)**	**($33,054)**
	Change:	(2.1%)	(10.3%)

TRUIST

10

11 Deposits $370,818 $383,185 $396,255 0.22% 0.05% 0.04% Total deposits ($ MM) Total deposit cost (%) 2Q20 1Q21 2Q21 ▪ Average deposits grew 3.4% sequentially to $396.3 billion ▪ Deposit growth was driven by continued government stimulus ▪ Total deposit costs decreased 1 bp to 4 bps ▪ Loans-to-deposits ratio was 73% based on average balances ▪ Building franchise value • Record consumer checking production (311K new accounts opened, +60% YoY) ◦ Results in +51K net new checking accounts (record); 70% from new clients to bank ◦ 44% opened digitally in 2Q21 • Attrition rates from branch closures well below modeled expectations Average balances 2Q21 Linked Quarter Change Like Quarter Change Noninterest-bearing deposits $137,892 $9,313 $24,017 Interest checking 106,121 1,377 8,258 Money market and savings 134,029 4,726 7,958 Time deposits 18,213 (2,346) (14,796) Total deposits $396,255 $13,070 $25,437 Key Points Average Deposits & Costs Deposits ($ MM) 3.4% 6.9%Change:

Net interest income and interest rate sensitivity

Net Interest Income & Margin



$3,479
3.13%
2.67%
$3,313
3.01%
2.69%
$3,273
2.88%
2.60%
2Q20
1Q21
2Q21
Net interest income TE ($ MM)
Reported NIM (%)
Core NIM (%)

Net Interest Income Sensitivity[1]



-1.75%
-1.91%
-1.32%
-1.46%
+3.06%
+2.92%
+3.91%
+3.74%
Down 50
Down 25
Up 50
Up 100
At 3/31/21
At 6/30/21

Key Points

- Net interest income decreased $40 million sequentially, primarily due to reduced purchase accounting accretion
- Reported NIM declined 13 bps
  - Purchase accounting contribution to NIM declined 4 bps sequentially
  - Core NIM declined 9 bps
    - Primarily driven by net increase in approximately $18 billion of liquidity (6 bps) (strong deposit growth combined with lower loan balances)
    - In addition, continued impact of low rate environment (3 bps)
- PPP positively impacted NII by $124 million and NIM by 6 bps in 2Q21 (relatively consistent with 1Q21)
- Asset sensitivity increased modestly due to the increase in DDA and favorable deposit mix changes, partially offset by the increase in the investment portfolio
  - 57% of asset sensitivity from short-end of curve (<1 year)

1 Market rate increase or decrease scenarios assume a ramped, parallel 25 basis point change per quarter in market interest rates and that market rates floor at 0%

TRUIST

12

Noninterest income

Noninterest Income & Fee Income Ratio



$2,423
41.3%
$2,197
40.1%
$2,405
42.6%
2Q20
1Q21
2Q21
Noninterest income ($ MM)
Fee income ratio (%)

Key Points

- Noninterest income grew $208 million, or 9.5% sequentially, and was 42.6% of total revenue
  - Adjusted noninterest income grew 11% sequentially and 13% vs. 2Q20
- Diverse business mix, firing on multiple cylinders, due to ongoing investments
  - Insurance income increased $64 million to a record $690 million largely due to seasonality and premium growth in P&C; organic revenue grew 15% vs. 2Q20 as a result of strong execution and favorable market conditions
  - Record investment banking income driven by strong syndicated finance and M&A results; offset by adverse CVA in trading due to rates
  - Record commercial real estate related income, led by client-driven structured real estate activity
  - Other income increased $43 million, driven by strategic investments within SBIC program and Truist Ventures

Noninterest Income ($ MM)

	2Q21	Linked Quarter Change	Like Quarter Change
Insurance income	$690	$64	$109
Wealth management income	345	4	56
Service charges on deposits	253	(5)	51
Residential mortgage income	117	17	(224)
Investment banking and trading income	317	(23)	43
Card and payment related fees	225	25	54
Lending related fees	94	(6)	28
Operating lease income	66	(2)	(17)
Commercial real estate related income	138	95	89
Income from bank-owned life insurance	46	(4)	1
Securities gains (losses)	—	—	(300)
Other income (loss)	114	43	92
Total noninterest income	**$2,405**	**$208**	**($18)**
Adjusted noninterest income[1]	**$2,405**	**$245**	**$282**
Adjusted change:		11%	13%

1 Excludes securities gains (losses) and 1Q21 divestiture of certain businesses

TRUIST

13

Noninterest expense & efficiency ratio

Noninterest Expense & Efficiency Ratio



$3,878
66.1%
55.8%
$3,610
65.8%
56.9%
$4,011
71.0%
56.1%
2Q20
1Q21
2Q21
Total noninterest expense ($ MM)
GAAP efficiency (%)
Adjusted efficiency (%)

Key Points

- Noninterest expense increased $401 million sequentially, driven by:
  - $200 million charitable contribution to the Truist Foundation and Truist Charitable Fund
  - $156 million increase in merger-related charges (primarily driven by costs related to voluntary separation & retirement program)
- Adjusted noninterest expense increased $65 million sequentially, or 2.1%, driven primarily by higher variable incentive compensation as a result of strong fee income growth and overall strong performance
  - Adjusted revenue growth of 3.7% drives 1.6% sequential operating leverage
- Average FTEs declined 1.8% sequentially and are down 6,239 (or 11%) since the merger announcement

Noninterest Expense ($ MM)

	2Q21	Linked Quarter Change	Like Quarter Change
Personnel expense	$2,207	$65	$199
Professional fees and outside processing	341	(9)	52
Net occupancy expense	182	(27)	(61)
Software expense	246	36	30
Amortization of intangibles	142	(2)	(36)
Equipment expense	122	9	2
Marketing and customer development	66	—	10
Operating lease depreciation	47	(3)	(30)
Loan-related expense	55	1	(1)
Regulatory costs	31	6	1
Merger-related and restructuring charges	297	156	88
Loss (gain) on early extinguishment of debt	—	3	(235)
Other expense	275	166	114
Total noninterest expense	**$4,011**	**$401**	**$133**
Adjusted noninterest expense[1]	**$3,182**	**$65**	**$55**
Adjusted change:		2.1%	1.8%
Memo: Incremental operating expenses related to the merger	$190	$15	$61

TRUIST

1 Excludes selected items referenced on slide A-8 of the attached appendix

14

15 Asset quality $1,252 $1,299 $1,192 0.25% 0.25% 0.23% Nonperforming assets ($ MM) NPAs as a % of total assets 2Q20 1Q21 2Q21 $316 $238 $142 $48 Net charge-offs ($ MM) Provision NCOs as % of avg. loans and leases 2Q20 1Q21 2Q21 0.39% 2Q20 1Q21 2Q21 4.5x 5.9x 0.33% ▪ Asset quality remains excellent, reflecting our prudent risk culture, diverse portfolio, economic improvement, and the effects of fiscal and monetary stimulus ▪ Nonperforming assets decreased 2 bps to 0.23% of assets ▪ Net charge-offs were 0.20% of average loans and leases, down 13 bps sequentially • The decrease reflected improved C&I and auto charge-offs, combined with higher recoveries ▪ ALLL was 1.79% of loans and leases, down 15 bps sequentially, as economic scenarios improved ▪ Resulted in provision for credit losses of ($434) million vs. $48 million in 1Q21 (reserve release of $576 million) Key PointsNet Charge-offs & Provision Nonperforming Assets ALLL to Annualized Net Charge-offs $5,702 $5,662 $5,121 1.81% 1.94% 1.79% ALLL ($ MM) % of ALLL to total LHFI 2Q20 1Q21 2Q21 ALLL 9.0x 0.20% $844 ($434)

Capital and liquidity position

Capital Ratios



13.9%
11.5%
9.7%
14.3%
12.0%
10.1%
14.1%
11.9%
10.2%
2Q20
1Q21
2Q21
Common Equity Tier 1
Tier 1
Total

Category III LCR & HQLA



116%
$79.5
111%
$80.2
113%
$83.5
2Q20
1Q21
2Q21
LCR
HQLA ($ B)

Current quarter regulatory capital information is preliminary

Key Points

2Q21

- CET1 ratio increased to 10.2%
- Total payout ratio of 78% reflected:
  - Regular quarterly common dividend of $0.45 per share (dividend payout ratio was 39%)
  - Share repurchases of $610 million
- Redeemed all $465 million of Series H preferred stock

Forward-looking commentary

- Recent CCAR results reflect prudent risk management
  - Second-lowest loss rate vs. peers under the severely adverse stress scenario
  - Preliminary stress capital buffer was reduced to 2.5% from 2.7% and is effective from Oct. 1, 2021 to Sept. 30, 2022
- Strong CCAR results, improving economic outlook, continued progress on our merger, and the SCB framework provide additional capital flexibility:
  - Truist's board will consider a proposal to increase the regular quarterly common dividend by 7% to $0.48 per share at its July meeting
  - Targeting an approximate 9.75% CET1 ratio over the near term; approximately $4-5 billion of potential capital deployment (share repurchases and acquisitions) over the next five quarters (3Q21-3Q22)

Liquidity remains strong

- Average LCR for 2Q21 was 113% consolidated and 148% at the bank level
- Liquid asset buffer was 24.7% at June 30, 2021

TRUIST

16

Merger Integration Update

18 Ongoing integration progress moderates merger risk Truist Securities conversion Wealth brokerage platform conversion Release of Truist job framework for all teammates in Workday Testing protocols for core bank conversion Wealth trust platform conversion Migrate teammates to the Truist retail mortgage origination ecosystem Integration Milestones Unveil Innovation and Technology Center in Charlotte, NC Retail branch consolidation (approximately 800 cumulative closures by 1Q22) Convert heritage BB&T retail and commercial clients to Truist ecosystem Integrate industry-leading commercial lending platform Launch Truist digital online banking and mobile experience Convert heritage SunTrust retail and commercial clients to Truist ecosystem

Committed to achieving net cost saves

Cost saves

Third Party Spend

Targeting 10% reduction in sourceable spend

Achieved through:
1Q21–9.3%
2Q21–10.3%

Retail Banking

Targeting 800 total closures by 1Q22

Cumulative closures through:
1Q21–374
2Q21–374

Non-Branch Facilities

Targeting approximately 4.8MM net sq. ft. reductions

Cumulative closures through:
1Q21–3.5MM
2Q21–3.8MM

Personnel[1]

Avg. FTEs decreased by approximately 11% at 2Q21

Includes normal attrition and reductions in force

Technology

Driven by integration efforts, applications, hardware, and staff rationalization; savings anticipated post conversion / decommissioning process

Investments

Digital Innovation

Includes Lightstream expansion, Truist Digital, and agile teams

Marketing / Branding

Includes digital marketing, hyper-personalization, and CRM capabilities and teams

Talent / Benefits

Includes pension, revenue producers in fee businesses (e.g. CIB, wealth, and insurance), and positive impacts from Truist job structure framework

Technology Platforms

Includes best of both technology, modernization, and cyber build out

1 Reflects normal attrition and reductions in force from 1Q19 proforma through 2Q21

TRUIST

19

Merger cost update

Anticipated total merger costs through 2022 (not in run rate thereafter)

Est. Total Merger Related and Restructuring Charges


$2.1B
incurred Feb.'19–Jun. '21
$1.6B

Est. Total Incremental Operating Expense Related to the Merger


$1.8B
incurred Feb.'19–Jun. '21
$1.1B

Approximately $1.3 billion remaining

Examples

- Expenses to complete merger with no future benefit include:
  - Severance and compensation
    - *(E.g. primarily severance payments)*
  - Occupancy and equipment
    - *(E.g. impairments related to vacated buildings)*
  - Professional fees and outside processing
    - *(E.g. investment banker and legal fees related to the merger as well as 3rd party labor related to system conversions and decommissioning)*
  - System conversion costs
    - *(E.g. write-offs for technology assets)*

Examples

- Expenses for which the ongoing entity receives a future benefit include:
  - Personnel
    - *(E.g. salaries and incentive expense for FTEs dedicated to merger integration work)*
  - Professional fees and outside processing
    - *(E.g. 3rd party labor related to target future state system design, optimization, and enhancement)*
  - Marketing and other developments
    - *(E.g. rebranding costs)*
  - All other operating expenses
    - *(E.g. includes net occupancy, software, equipment, loan processing, and other expense)*

TRUIST

Estimated total merger-related and restructuring charges and incremental operating expenses include costs projected through 2022 (not expected be part of the run rate post 2022); excludes non-merger restructuring items

20

21 Cost saves progress 4Q20 annualized $640MM 40% of net cost saves 4Q21 annualized $1,040MM 65% of net cost saves 4Q22 annualized $1,600MM 100% of net cost saves $3,182 $2,952 Adjusted NIE Variable compensation related to higher fee revenue and improved performance NQDCP NIE - Insurance acq. post MOE Core NIE Adjusted NIE excludes selected items referenced on slide A-8 of the attached appendix NQDCP substantially offset in noninterest income Variable compensation related to higher fee revenue and improved performance is relative to one quarter of 2019 annual pro forma levels 2Q21 Core Noninterest Expense ($ MM) Remain committed to 4Q21 targeted core expenses of $2,940MM On track On track Net Expense Savings–Run Rate ($165) ($45) ($20)

22 Value proposition Purpose-driven: Committed to inspire and build better lives and communities Growing earnings stream with less volatility relative to peers over the long-term ▪ 7th largest commercial bank in the U.S. ▪ Strong market share in vibrant, fast-growing MSAs throughout the Southeast and Mid- Atlantic and a growing national presence ▪ Comprehensive business mix with distinct capabilities in traditional banking, capital markets and insurance ▪ Better together: “Best of breed” talent, technology, strategy, and processes ▪ Continued confidence in achieving $1.6 billion of net cost savings ▪ Highly complementary businesses and expanded client base combine to yield revenue synergies ▪ Meaningful investments in innovative technologies, teammates, and marketing ▪ Top quartile performance for ROATCE and efficiency ratio; medium-term targets: • ROATCE: low 20s • Efficiency ratio: low 50s • CET1 ratio: <10% ▪ Prudent and disciplined risk and financial management ▪ Conservative risk culture; leading credit metrics; among the highest-rated large banks ▪ Diversification benefits arising from the merger ▪ Stress test well (CCAR 2021 affirms) ▪ Strong capital and liquidity support flight to quality ▪ Defensive balance sheet insulated by purchase accounting marks, combined with CECL credit reserves Exceptional franchise with diverse products, services, and markets Uniquely positioned to deliver best-in-class efficiency and returns while investing in the future Strong capital and liquidity with resilient risk profile enhanced by the merger

23 2Q21 results in the context of our value proposition Total Assets $1.144 $1.352 2Q20 2Q21 Fee Income Diversity 3.6% 18% Exceptional Franchise1 Uniquely Positioned2 $0.82 $1.55 2Q20 2Q21 Adjusted Diluted EPS 89% 14.2% 24.7% 2Q20 2Q21 Adjusted ROATCE 74% Strong Capital, Liquidity, & Risk Mgmt.3 67% 78% 2Q20 2Q21 Total Payout Ratio 16% 0.39% 0.20% 2Q20 2Q21 NCOs / Loans 49% $504 $522 2Q20 2Q21 1 Source: S&P Global as of 7/12/21; demographic data as of 1/1/21; deposit data as of 6/30/20, pro forma for completed and announced M&A through 7/12/21. ’21-’26E projected growth deposit weighted by county. $ in billions, except per share impact Insurance, Investment Banking, & Wealth Current CET1 ratio = 10.2%; near-term target = 9.75% 7th largest US commercial bank; highest proj. pop. growth compared to peers1

Appendix

Consumer Banking & Wealth

Represents performance for Retail Community Banking, Wealth, Mortgage Banking, Dealer Retail Services, and National Consumer Finance & Payments

		2Q21	Linked Qtr. Change	Like Qtr. Change
Income Statement ($ MM)	Net interest income	$2,118	($17)	($45)
	Provision for credit losses	(4)	(104)	(274)
	Noninterest income	925	5	(83)
	Noninterest expense	1,922	12	(47)
	Pre-tax income	1,125	80	193
	Segment net income	862	62	150
Balance Sheet ($ B)	Average loans[(1)]	$130.7	($2.9)	($9.5)
	Average deposits	244.4	10.8	26.3
Other Key Metrics	Mortgages serviced for others ($ B)[(2)]	$178.0	$1.1	($31.1)
	Branches	2,557	1	(359)
	ATMs	3,779	(28)	(575)

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance
(3) Excludes impact of market changes

Key Points

Financial performance

- Segment net income of $862 million, improved both sequentially and YoY, as favorable credit trends more than offset lower loan balances
- Loan balances are down sequentially and YoY due primarily to decreases in the mortgage and home equity and direct lending portfolios
- Average deposits have benefited from continued stimulus and strong organic production
- 2Q21 average total deposit cost decreased to 3 bps
- Noninterest income improved sequentially with increased card, mortgage, and wealth income helping offset the one-time gain from the divestiture of certain businesses in the prior quarter
  - Mortgage noninterest income improved sequentially from lower prepayment speeds on serviced loans, partially offset by lower production income due to lower volume and tightening margins. On a YoY basis, volumes and margins declined from elevated levels
  - Card increased 31% YoY driven by rebounding economy and wealth rose 19% from higher market levels and positive net asset flows[(3)]

Other key items

- Recently completed trust and brokerage conversions, allowing Truist Wealth to serve clients of both heritage firms on consistent platforms
- Branch count down net 359 (12%) YoY due to MOE consolidations

TRUIST

A-1

Corporate & Commercial Banking

Represents performance for Commercial Community Banking, Corporate & Investment Banking, and CIG – Real Estate

		2Q21	Linked Qtr. Change	Like Qtr. Change
Income Statement ($ MM)	Net interest income	$1,214	$—	($78)
	Provision for credit losses	(399)	(364)	(933)
	Noninterest income	809	115	188
	Noninterest expense	850	69	(36)
	Pre-tax income	1,572	410	1,079
	Segment net income	1,227	315	825
Balance Sheet ($ B)	Average loans(1)	$155.0	($3.1)	($23.8)
	Average deposits	144.6	3.1	4.3

(1) Excludes loans held for sale

Key Points

- Segment net income of $1.2 billion increased 34% from 1Q and over 200% vs. prior year due to strong fee activity and favorable credit trends
- Loan balances decreased YoY primarily with lower revolver funding that spiked in March 2020. Linked quarter decline impacted by PPP and dealer floor plan.
  - Loan commitments have continued to increase and new production is increasing
- Fee income up 17% sequentially and 30% vs. prior year
  - 2Q21 saw continued momentum further building from 1Q21 with record investment banking fees, up 22% from the previous record
  - Synergies between Corporate & Investment Banking with IRM natural fits continues to gain traction as internal education and partnership are driving an increase in client introductions
  - Record Commercial Real Estate related income was up $95 million sequentially led by structured real estate activity due to strong investor demand for e-commerce and essential assets alongside Truist expertise
- Partially offsetting the client related fee activity is lower sequential trading income primarily due to volatility in rates impacting the derivative CVA

TRUIST

A-2

Insurance Holdings

Represents performance for Retail and Wholesale Insurance businesses and Premium Finance

		2Q21	Linked Qtr. Change	Like Qtr. Change
Income Statement ($ MM)	Net interest income	$21	$1	($2)
	Noninterest income	698	65	100
	Total revenue	719	66	98
	Provision for credit losses	(1)	(2)	(7)
	Noninterest expense	515	36	67
	Pre-tax income	205	32	38
	Segment net income	156	25	30
Performance ($ MM)	Y-o-Y organic revenue growth	14.8%	8.4%	12.7%
	Net acquired revenue	$29	$1	$25
	Performance based commissions	15	(1)	—
	Adjusted EBITDA(1)	244	40	57
	Adjusted EBITDA margin(1)	33.9%	2.7%	3.8%

Key Points

- Record quarterly revenue driven by recent acquired revenue and strong organic revenue growth as a result of increased new business sales, improved customer retention, and positive market conditions
- **Market backdrop**
  - Higher GDP growth and continued hard market conditions serving as a tailwind
  - P&C rate environment remains stable with some rate moderation across various lines of coverage, however rate environment remains favorable
  - Robust E&S market due to recent catastrophe losses, social inflation, and evolving views on risk
- **Truist performance**
  - 2Q21 new business up 25% vs. 2Q20 with high retention rates
  - EBITDA growth and margin expansion driven by positive operating leverage as a result of strong organic growth and prudent expense management
  - Linked quarter revenue and expense growth driven by seasonality, with 2Q generally the highest-revenue P&C quarter
  - Closed the acquisition of Constellation Affiliated Partners on July 1st with approximately $160 million in annualized revenue

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-3

Purchase Accounting Summary(1)

($ MM)

	As of/For the Quarter Ended				
	June 30 2021	March 31 2021	Dec. 31 2020	Sept. 30 2020	June 30 2020
Loans and Leases[2]					
Beginning balance unamortized fair value mark	$ (2,067)	$ (2,395)	$ (2,676)	$ (3,077)	$ (3,539)
Accretion	285	316	356	367	440
CECL adoption - reserves on PCD assets	—	—	—	—	—
Purchase accounting adjustments and other activity	5	12	(75)	34	22
Ending balance	$ (1,777)	$ (2,067)	$ (2,395)	$ (2,676)	$ (3,077)
Core deposit and other intangible assets					
Beginning balance	$ 2,825	$ 2,984	$ 2,840	$ 3,016	$ 3,168
Additions - acquisitions	—	14	320	—	—
Amortization	(142)	(144)	(172)	(170)	(178)
Amortization in net occupancy expense	(3)	(3)	(4)	(6)	(6)
Purchase accounting adjustments and other activity	(15)	(26)	—	—	32
Ending balance	$ 2,665	$ 2,825	$ 2,984	$ 2,840	$ 3,016
Deposits[3]					
Beginning balance unamortized fair value mark	$ (15)	$ (19)	$ (26)	$ (37)	$ (54)
Amortization	3	4	7	11	17
Ending balance	$ (12)	$ (15)	$ (19)	$ (26)	$ (37)
Long-Term Debt[3]					
Beginning balance unamortized fair value mark	$ (196)	$ (216)	$ (238)	$ (262)	$ (285)
Amortization	20	20	22	24	23
Ending balance	$ (176)	$ (196)	$ (216)	$ (238)	$ (262)

(1) Includes the merger with SunTrust. This summary includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-4

A-5 3Q21–1Q22 preferred stock projected dividends 3ML = 3-month LIBOR. Estimates assume an average LIBOR rate of 0.17% for 3Q21-1Q22. Actual 3ML could vary significantly causing dividend payments to differ from the estimates shown above. Truist Preferred Outstandings ($ MM) 3Q21 4Q21 1Q22 Series I $172.5 $1.8 $1.7 $1.7 Series J $101.5 1.0 1.0 1.0 Series L $750.0 — 18.9 — Series M $500.0 — 12.8 — Series N $1,700.0 40.8 — 40.8 Series O $575.0 7.5 7.5 7.5 Series P $1,000.0 — 24.8 — Series Q $1,000.0 25.5 — 25.5 Series R $925.0 11.0 11.0 11.0 Estimated dividends based on current interest rates and amounts outstanding ($ MM) $87.6 $77.8 $87.6

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Diluted EPS

($ MM, except per share data, shares in thousands)

	Quarter Ended				
	June 30 2021	March 31 2021	Dec. 31 2020	Sept. 30 2020	June 30 2020
Net income available to common shareholders - GAAP	$ 1,559	$ 1,334	$ 1,228	$ 1,068	$ 902
Merger-related and restructuring charges	228	108	237	181	160
Securities (gains) losses	—	—	—	(80)	(230)
Loss (gain) on early extinguishment of debt	(1)	(2)	—	—	180
Incremental operating expenses related to the merger	146	134	138	115	99
Charitable contribution	153	—	—	38	—
Acceleration for cash flow hedge unwind	—	28	—	—	—
Net income available to common shareholders - adjusted	$ 2,085	$ 1,602	$ 1,603	$ 1,322	$ 1,111
Weighted average shares outstanding - diluted	1,349,492	1,358,932	1,361,763	1,358,122	1,355,834
Diluted EPS - GAAP	**$ 1.16**	**$ 0.98**	**$ 0.90**	**$ 0.79**	**$ 0.67**
Diluted EPS - adjusted(1)	**1.55**	**1.18**	**1.18**	**0.97**	**0.82**

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-7

Non-GAAP Reconciliations

Efficiency Ratio

($ MM)

	Quarter Ended				
	June 30 2021	March 31 2021	Dec. 31 2020	Sept. 30 2020	June 30 2020
Efficiency ratio numerator - noninterest expense - GAAP	$ 4,011	$ 3,610	$ 3,833	$ 3,755	$ 3,878
Merger-related and restructuring charges, net	(297)	(141)	(308)	(236)	(209)
Gain (loss) on early extinguishment of debt	—	3	—	—	(235)
Incremental operating expense related to the merger	(190)	(175)	(179)	(152)	(129)
Amortization of intangibles	(142)	(144)	(172)	(170)	(178)
Charitable contribution	(200)	—	—	(50)	—
Acceleration for cash flow hedge unwind	—	(36)	—	—	—
Efficiency ratio numerator - adjusted	$ 3,182	$ 3,117	$ 3,174	$ 3,147	$ 3,127
Efficiency ratio denominator - revenue[(1)] - GAAP	$ 5,650	$ 5,482	$ 5,651	$ 5,572	$ 5,871
Taxable equivalent adjustment	28	28	28	29	31
Securities (gains) losses	—	—	—	(104)	(300)
Gains on divestiture of certain businesses	—	(37)	—	—	—
Efficiency ratio denominator - adjusted	$ 5,678	$ 5,473	$ 5,679	$ 5,497	$ 5,602
Efficiency ratio - GAAP	**71.0 %**	**65.8 %**	**67.8 %**	**67.4 %**	**66.1 %**
Efficiency ratio - adjusted[(2)]	**56.1**	**56.9**	**55.9**	**57.3**	**55.8**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-8

Non-GAAP Reconciliations

Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

	As of / Quarter Ended				
	June 30 2021	March 31 2021	Dec. 31 2020	Sept. 30 2020	June 30 2020
Common shareholders' equity	$ 61,663	$ 60,752	$ 62,759	$ 61,819	$ 61,634
Less: Intangible assets, net of deferred taxes	26,296	26,413	26,629	25,923	26,083
Tangible common shareholders' equity(1)	$ 35,367	$ 34,339	$ 36,130	$ 35,896	$ 35,551
Outstanding shares at end of period	1,334,770	1,344,845	1,348,961	1,348,118	1,347,609
Common shareholders' equity per common share	**$ 46.20**	**$ 45.17**	**$ 46.52**	**$ 45.86**	**$ 45.74**
Tangible common shareholders' equity per common share(1)	**26.50**	**25.53**	**26.78**	**26.63**	**26.38**
Net income available to common shareholders	$ 1,559	$ 1,334	$ 1,228	$ 1,068	$ 902
Plus amortization of intangibles, net of tax	107	111	131	130	137
Tangible net income available to common shareholders(1)	$ 1,666	$ 1,445	$ 1,359	$ 1,198	$ 1,039
Average common shareholders' equity	$ 61,709	$ 62,252	$ 61,991	$ 61,804	$ 61,484
Less: Average intangible assets, net of deferred taxes	26,366	26,535	25,930	25,971	26,161
Average tangible common shareholders' equity(1)	$ 35,343	$ 35,717	$ 36,061	$ 35,833	$ 35,323
Return on average common shareholders' equity	**10.1 %**	**8.7 %**	**7.9 %**	**6.9 %**	**5.9 %**
Return on average tangible common shareholders' equity(1)	**18.9**	**16.4**	**15.0**	**13.3**	**11.8**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk.These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-9

Non-GAAP Reconciliations

Performance Ratios

($ MM)

	Quarter Ended June 30, 2021					
		Return on Average Assets		Return on Average Common Shareholders' Equity		Return on Average Tangible Common Shareholders' Equity[2]
Net income - GAAP	$	1,658				
Net income available to common shareholders - GAAP			$	1,559	$	1,559
Merger-related and restructuring charges		228		228		228
Loss (gain) on early extinguishment of debt		(1)		(1)		(1)
Incremental operating expenses related to the merger		146		146		146
Charitable contribution		153		153		153
Amortization		—		—		107
Numerator - adjusted[(1)]	$	2,184	$	2,085	$	2,192
Average assets	$	518,774				
Average common shareholders' equity		—	$	61,709	$	61,709
Plus: Estimated impact of adjustments on denominator		—		263		263
Less: Average intangible assets, net of deferred taxes		—		—		26,366
Denominator - adjusted[(1)]	$	518,774	$	61,972	$	35,606
Reported ratio		**1.28 %**		**10.1 %**		**18.9 %**
Adjusted ratio		**1.69**		**13.5**		**24.7**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk.These measures are not necessarily comparable to similar measures that may be presented by other companies.

(2) Tangible common equity is a non-GAAP measure. The reconciliation for this measure is on the previous slide.

TRUIST

A-10

Non-GAAP Reconciliations

Core NIM

($ MM)

	Quarter Ended				
	June 30 2021	March 31 2021	Dec. 31 2020	Sept. 30 2020	June 30 2020
Net interest income - GAAP	$ 3,245	$ 3,285	$ 3,366	$ 3,362	$ 3,448
Taxable-equivalent adjustment	28	28	28	29	31
Net interest income - taxable-equivalent	3,273	3,313	3,394	3,391	3,479
Accretion of mark on acquired loans	(285)	(316)	(356)	(367)	(440)
Accretion of mark on acquired liabilities	(23)	(24)	(29)	(35)	(40)
Accretion of mark on securities acquired from FDIC	—	—	—	—	(3)
Net interest income - core[1]	$ 2,965	$ 2,973	$ 3,009	$ 2,989	$ 2,996
Average earning assets - GAAP	$ 455,265	$ 443,946	$ 438,666	$ 435,394	$ 446,825
Average balance - mark on acquired loans	1,947	2,263	2,550	2,918	3,297
Average balance - mark on securities acquired from FDIC	—	—	—	—	300
Average earning assets - core[1]	$ 457,212	$ 446,209	$ 441,216	$ 438,312	$ 450,422
Annualized net interest margin:					
Reported - taxable-equivalent	**2.88 %**	**3.01 %**	**3.08 %**	**3.10 %**	**3.13 %**
Core[1]	**2.60**	**2.69**	**2.72**	**2.72**	**2.67**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna, National Penn and Colonial Bank are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-11

A-12 Non-GAAP Reconciliations Insurance Holdings Adjusted EBITDA ($ MM) (1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Quarter Ended June 30 March 31 June 30 2021 2021 2020 Segment net interest income $ 21 $ 20 $ 23 Noninterest income 698 633 598 Total revenue $ 719 $ 653 $ 621 Segment net income (loss) - GAAP $ 156 $ 131 $ 126 Provision (benefit) for income taxes 49 42 41 Depreciation & amortization 26 27 19 EBITDA 231 200 186 Merger-related and restructuring charges, net 13 4 1 Adjusted EBITDA(1) $ 244 $ 204 $ 187 Adjusted EBITDA(1) margin 33.9% 31.2% 30.1%

Non-GAAP Reconciliations

Allowance with Fair Value Marks

($ MM)

	As of/For the Quarter Ended				
	June 30 2021	March 31 2021	Dec. 31 2020	Sept. 30 2020	June 30 2020
ALLL	$ 5,121	$ 5,662	$ 5,835	$ 5,863	$ 5,702
Unamortized fair value mark [(1)]	1,777	2,067	2,395	2,676	3,077
Allowance plus unamortized fair value mark	$ 6,898	$ 7,729	$ 8,230	$ 8,539	$ 8,779
Loans and leases held for investment	$ 286,485	$ 291,511	$ 299,734	$ 306,627	314,825
Unamortized fair value mark [(1)]	1,777	2,067	2,395	2,676	3,077
Gross loans and leases	$ 288,262	$ 293,578	$ 302,129	$ 309,303	$ 317,902
Allowance for loan and lease losses as a percentage of loans and leases - GAAP	**1.79 %**	**1.94 %**	**1.95 %**	**1.91 %**	**1.81 %**
Allowance for loan and lease losses and unamortized fair value mark as a percentage of gross loans and leases - Adjusted [(1) (2)]	**2.39 %**	**2.63 %**	**2.72 %**	**2.76 %**	**2.76 %**

(1) Unamortized fair value mark includes credit, interest rate and liquidity components.
(2) Allowance for loan and lease losses and unamortized fair value mark as a percentage of gross loans and leases is a non-GAAP measurement of credit reserves that is calculated by adjusting the ALLL and loans and leases held for investment by the unamortized fair value mark. Truist's management uses these measures to assess loss absorption capacity.

TRUIST

A-13

To inspire and build better lives and communities